Exhibit 10.20

ASSIGNMENT AND TRANSFER OF LEASE AGREEMENT

This Assignment and Transfer of Lease Agreement (“Agreement”) is entered into this 27th day of March, 2017 by and among Bourbon Brothers, LLC d/b/a Hospitality Income & Asset, LLC (“HIA” and “Landlord”), Bourbon Brothers Smokehouse and Tavern CS, LLC ( “BBSTCS”), Art Dimensions, Inc. d/b/a Southern Concepts Restaurant Group, Inc. (“SCRG”) and Bourbon Brothers Smokehouse and Tavern Colorado Springs, LLC d/b/a Southern Hospitality Southern Kitchen, LLC (“SHSK”). The foregoing parties to this Agreement are referred to collectively as the “Parties.”

RECITALS

WHEREAS, Landlord and SHSK entered into a Lease Agreement on or about May 29, 2013 for the lease by Landlord to SHSK of certain premises owned by Landlord at 13021 Bass Pro Drive, Colorado Springs, Colorado, 80921 and as further defined in the Lease Agreement as the “Premises”; and

WHEREAS, Landlord and SHSK entered into a First Amendment to Lease Agreement on or about June 1, 2014; and

WHEREAS, in connection with the First Amendment to Lease Agreement, SCRG agreed to guaranty payment of the Lease Agreement; and

WHEREAS, the Lease Agreement and First Amendment to Lease Agreement are referred to herein collectively as the “Lease”; and

WHEREAS, Section 15 of the Lease permits SHSK, with the written consent of Landlord, to assign the Lease; and

WHEREAS, subject to the terms of this Agreement, SHSK wishes to assign the Lease to BBSTCS, an assignee selected and consented to by Landlord, and Landlord and BBSTCS wish to accept such assignment;

NOW THEREFORE, for and in consideration of the mutual promises herein, and other good and valuable consideration, the Parties agree as follows.

AGREEMENT

1.	LEASE ASSIGNMENT AND ASSIGNMENT DATE

Effective as of 12:01 a.m. on April 17, 2017, the Lease shall be assigned by 5115K to BBSTCS (“Assignment Date”). The foregoing assignment of the Lease is consented to and accepted by each of the Parties.

On the Assignment Date, SHSK shall vacate and surrender the Premises and deliver the same to BBSTCS in the same condition as received by 5115K upon commencement of the Lease, normal wear and tear excepted. BBSTCS shall be entitled, but not obligated, to inspect the Premises at any time prior to the Assignment Date.

2.	EARLY TERMINATION OF SHSK LEASE RIGHTS AND OBLIGATIONS, EARLY TERMINATION OF SCRG GUARANTY; ASSUMPTION OF LEASE OBLIGATIONS BY BBSTCS

On the Assignment Date, SHSK shall have no further obligations under the Lease as Tenant or otherwise, except as specifically set forth herein, and except as set forth herein SHSK’s rights and obligations as Tenant or other Lease obligations shall terminate immediately. Also on the Assignment Date, and except as set forth herein, SCRG’s obligations as guarantor under the Lease shall terminate. Except as set forth herein, SHSK shall remain obligated for all of Tenant’s obligations under the Lease until the Assignment Date, including, without limitation, Tenant’s obligations for payment of utilities and services, repairs, legal compliance, and maintenance of liability and premises insurance.

On the Assignment Date, BBSTCS shall assume and be obligated to perform all of Tenant’s obligations arising on or after the Assignment Date. BBSTCS shall not assume or be obligated to perform any of Tenant’s obligations accruing or arising prior to the Assignment Date. On the Assignment Date, BBSTCS shall take possession of the Premises and otherwise become entitled to all of Tenant’s rights under the Lease.

3.	RENT

Beginning on the Assignment Date, BBSTCS shall pay to Landlord the Monthly Base Rent and Additional Rent, according and subject to the terms set forth in the Lease.

SHSK understands and agrees that it waives and shall not be entitled upon the Assignment Date, or at any other time, to return of any security or deposit, first or last month’s rent, or any other refund or payment from Landlord notwithstanding any provision of the Lease (including, without limitation, Section 36 thereof).

4.	SURVIVAL OF SHSK INDEMNITY OBLIGATIONS

Notwithstanding anything herein to the contrary, the Parties agree that SHSK’s indemnity obligations under the Lease, including Section 14 thereof, shall continue on and after the Assignment Date and shall survive the early termination hereunder of SHSK’s Lease obligations, and SCRG shall continue to guaranty any such payment obligations of SHSK.

5.	IMPROVEMENTS AND SHSK PERSONAL PROPERTY ON THE PREMISES

On the Assignment Date, any and all improvements to the Premises made by SHSK shall remain or become owned and possessed solely by Landlord. Also on the Assignment Date, and for an in consideration of the sum of $1.00, all inventory, furniture, fixtures, equipment, goods or personal property of SHSK located on the Premises as of the Assignment Date shall be transferred to and become the property of BBSTCS. Upon written request by BBSTCS, SHSK shall provide a bill of sale or other written itemization of all such property transferred to BBSTCS.

6.	EXPRESS CONDITION PRECEDENT

HIA and SHSK, or certain affiliates of SHSK, are parties to a License Agreement dated April 13, 2013, as amended thereafter (“License Agreement”), by which SHSK and certain other parties to the License Agreement obtained, as licensees, a license to use certain “Marks” as defined therein and owned by HIA, including the Service Mark “Bourbon Brothers,” USPTO Serial Number 85,858,267, application filed on February 23, 2013.

As an express condition precedent of this Agreement, and the enforceability hereof, the Parties agree that all parties to the License Agreement shall have executed, as of the Assignment Date, a License Termination Agreement in form and substance acceptable to HIA, SCRG and SHSK. This Agreement shall become binding and effective only upon satisfaction of the foregoing condition precedent.

7.	MUTUAL RELEASE BETWEEN SHSK/SCRG AND LANDLORD

Except for the obligations set forth herein, and subject to the terms hereof, SHSK and SCRG on the one hand, and Landlord on the other hand, agree to release one another from obligations arising under the Lease arising prior to or after the Assignment Date, including Monthly Base Rent and/or Additional Rent not paid by SHSK to Landlord. This release is limited to SHSK’s and Landlord’s respective obligations under the Lease and does not apply to any other agreement to which SCRG, SHSK, Landlord, or any affiliated companies, are parties. For removal of doubt, it is expressly understood and agreed that this release does not apply to that certain Loan Agreement or Promissory Note dated December 31, 2014 between Bourbon Brother 1114, LLC and SCRG or that certain Note Conversion Agreement dated December 29, 2016.

8.	SIGNAGE AND OTHER ASSIGNMENT EXPENSES

Except as set forth herein, the Parties agree that each shall bear their own expenses incurred in connection with this Agreement, including without limitation costs of signage installation and removal, advertising, moving and other expenses.

9.	MISCELLANEOUS

This Agreement shall be governed and construed in accordance with the laws of the State of Colorado. Each of the Parties acknowledges receipt and review of this Agreement and the Lease. Each of the Parties further acknowledges that it has had the opportunity to consult with legal counsel of its own choosing regarding this Agreement. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Facsimile signatures shall carry the same force and effect as an original signature. In the event that a court of competent jurisdiction or arbitrator enters a judgment or award declaring that any material provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect, and the remaining provisions shall be deemed modified to the extent necessary to comply with the judgment or award. The Agreement contains the entire agreement between the Parties, and may not be modified in any manner except in a writing signed by the Parties. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, devisees, agents, employees, officers, directors, trustees, conservators, guardians, beneficiaries, heirs, successors and assigns of each Party. All individuals executing this Agreement represent and warrant that they have the authority to execute this Agreement on behalf of their respective Party and to bind it to its terms.

Subject to the foregoing condition precedent, this Agreement shall become binding as of the last date of execution set forth below.

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[Signatures on File with the Parties]